[Letterhead of Butler & Binion, L.L.P.]

                                  April 2, 1997

Bellwether Exploration Company
1331 Lamar, Suite 1455
Houston, Texas 77010

      Re: Registration and sale of 5,606,250 shares of Common Stock and $100,000,000 of % Senior Subordinated Notes due 2007 of Bellwether Exploration Company

Gentlemen:

      We have acted as counsel for Bellwether Exploration Company, a Delaware corporation (the "Company"), in connection with (i) the registration and sale of 4,411,986 shares (the "Company Shares") and 1,194,264 shares (the "Selling Stockholder Shares") of common stock, $.01 par value per share ("Common Stock), of the Company to be sold by the Company and certain selling stockholders (the "Selling Stockholders"), respectively, in a public offering, (ii) the registration and sale of $100,000,000 in % Senior Subordinated Notes due 2007 ("Notes") of the Company to be sold by the Company in a public offering, and
(iii) the guarantee ("Guarantee") by Odyssey Petroleum Company, a Delaware corporation ("Odyssey"), of the obligations of the Company with respect to the Notes.

      We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

      (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 7, 1994;

      (ii)  the Bylaws of the Company as of the date of this opinion;

      (iii) the Registration Statement on Form S-1 (Registration No. 333-21813) of the Company, including the related prospectuses, filed with the Securities and Exchange Commission on February 14, 1997, as amended (the "Registration Statement");

      (iv) the Indenture ("Indenture") between the Company, Odyssey and the Bank of Montreal Trust Company, as Trustee ("Trustee"), pursuant to which the Notes will be issued and Odyssey will guarantee the Company's obligations with respect to the Notes; and

      (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

      We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of
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Bellwether Exploration Company
April 2, 1997
Page 2

all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof. Capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware pursuant to the Delaware General Corporation Law;

      (ii) The Company Shares to be sold by the Company pursuant to the Registration Statement will, upon issuance and delivery against payment therefor, be duly and validly authorized and legally issued, fully paid and nonassessable;

      (iii) The Selling Stockholder Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are or will, upon issuance and delivery against payment therefor, be duly and validly authorized and legally issued, fully paid and nonassessable;

      (iv) The Notes to be sold by the Company pursuant to the Registration Statement have been duly authorized for issuance, and when executed by the Company, authenticated by the Trustee and delivered and sold in accordance with the provisions of the Registration Statement, will be legally issued and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect affecting the rights of creditors generally); and

      (v) Upon execution and delivery of the Indenture by Odyssey in accordance with the provisions of the Registration Statement, the Guarantee will be a binding obligation of Odyssey enforceable in accordance its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect affecting the rights of creditors generally).

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in each prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Butler & Binion, L.L.P.
                                    BUTLER & BINION, L.L.P.